EXHIBIT 10.6

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT is entered into as of February 18, 2011 by and between WestMountain Index Advisor,, Inc., a Colorado corporation (hereinafter "Acquiror") and Terra Mining Corporation, a British Columbia corporation (hereinafter referred to as "Seller").

RECITALS

Seller owns a total of Ten Thousand (10,000) Common Shares (the "Shares") of Terra Gold, Inc., an Alaska corporation (the "Company"), which Shares constitute one hundred percent (100%) of the issued and outstanding equity shares of the Company; and

The parties wish to reduce to writing their understandings regarding the sale by Seller of the Shares to Acquiror and to be bound by the terms and conditions hereof.

NOW, THEREFORE, for the mutual consideration set out herein, the parties agree as follows:

AGREEMENT

1.
Acquisition.  Seller is the owner of the Shares and all rights and privileges appertaining thereto. It is the intention of the parties hereto and by this Agreement that the Acquiror acquire all of the Shares and all of Seller's rights in and to the Shares at a price of approximately $500,000, through the assumption of  Seller’s debt in the principal amount of $500,000 plus all accrued and unpaid interest owed by Seller to BOCO Investments, Inc.( the “Debt”)  which Seller represents and warrants is all of the debt owed by Seller to BOCO Investments, Inc.

2.
(a) Basic Transaction.  Subject to the terms and conditions of this Agreement, upon execution of this Agreement by both parties, Acquiror shall own all right title and interest, effective immediately, in the Shares of the Company and Acquiror shall have fully assumed all of Seller’s obligations with respect to the Debt and will hold Seller harmless against any and all actions or claims by BOCO Investments, Inc. with respect to the Debt.

(b)  Subsequent actions.  The parties hereto agree to execute and deliver to the other party as may be reasonably requested by the other party to document the assignment and assumption of the Debt and the transfer of the ownerships of the Shares as provided under this Agreement.

3.
Representations of Seller.  Seller hereby represents and warrants that, with respect to the Shares to be transferred, effective as of the date this Agreement is signed by Seller, the representations listed below are true and correct.

(a)	Seller is the sole owner of the Shares, has good and marketable title thereto, and has the unqualified right to transfer and dispose of the Shares.

(b)	There are no liabilities, either fixed or contingent, against the Shares.

(c)	Seller has not assigned, pledged, or otherwise encumbered the Shares with any lien or security interest.

(d)	The Shares were validly issued and are fully paid and nonassessable.

(e)
The Shares are free and clear of all other restrictions or limitations on transfer or sale, other than those imposed by applicable state and federal securities laws, and are not subject to any voting trusts, proxies, shareholder agreements, buy/sell agreements or any other agreements or understandings with respect to the voting or sale of said Shares;

(f)
The Shares being transferred to Acquiror hereunder constitute all of the issued and outstanding Shares of the Company, and there are no options, warrants, calls, convertible securities, exchangeable securities, rights, puts, commitments, subscriptions or agreements to which the Seller or the Company is a party or by which the Seller or the Company is bound obligating the Company to issue any shares, and there are no other outstanding interests or rights which are convertible into shares of the capital stock of the Company.

(g)
Neither the Company nor the Shares are involved in or the subject of any pending litigation, arbitration, governmental investigation or other proceeding and, to the best knowledge of Seller, no litigation, claims, assessments, or governmental investigation or proceeding is otherwise threatened against the Company or the Shares.

(h)
The execution and performance of this STOCK PURCHASE AGREEMENT will not violate, conflict with, constitute a default or breach of any agreement, contract, judgment, order, decree or commitment to which Seller or the Company is a party or is otherwise bound.

(i)
Company has good and unencumbered title to all of its assets and is not in material breach of any of its contracts or other obligations including but not limited to what is commonly known as the “Terra Gold Project” as described in the Summary Report on the Terra Gold Project, McGrath District, Alaska dated June 15, 2010.

4.
Indemnification.  Within the period provided in paragraph 5 herein and in accordance with the terms of that paragraph, each party to this Agreement shall indemnify and hold harmless each other party at all times after the date of this Agreement against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including attorney's fees, incident to any of the foregoing, resulting from any misrepresentations, breach of covenant or warranty, or non-fulfillment of any agreement on the part of such party under this Agreement, or from any misrepresentation in or omission from any certificate furnished or to be furnished to a party hereunder.  Subject to the terms of this Agreement, the defaulting party shall reimburse the other party or parties on demand, for any reasonable payment made by said parties at any time after the Closing, in respect of any liability or claim to which the foregoing indemnity relates, if such payment is made after reasonable notice to the other party to defend or satisfy the same and such party failed to defend or satisfy the same.

5.
Nature and Survival of Representations.  All representations, warranties and covenants made by any party in this Agreement shall survive the transfer of the Shares hereunder and the consummation of the transactions contemplated hereby for two years from the date hereof.  All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for and not upon any investigation upon which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

6.	Miscellaneous.

(a)
Further Assurances.  At any time, and from time to time, after the effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to the Shares transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

(b)	Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

(c)
Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested, to the last known address of each party hereto.

(d)	Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(e)
Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f)
Disclosure under Securities Laws.  Acquiror hereby states that the materials, including current financial statements, prepared and delivered to it have been read and understood by Acquiror, that Acquiror is familiar with the Company, that Acquiror is acquiring the Shares under the appropriate exemptions of the Securities Act of 1933, and that the Shares are restricted and may not be resold, except in reliance on an exemption under the Act. Acquiror also agrees and understands that, with the exception of paragraph 3 above, Seller has made no representations or warranties to Acquiror, and Acquiror is not relying upon any representation and warranties from the Seller, in connection with the sale of these Shares.

(g)	Governing Law. This Agreement was negotiated and is being contracted for in the State of Colorado and shall be governed by the laws thereof.

(h)
Binding Effect and Assignment.  This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and permitted assigns.  This Agreement may not be assigned by the Seller without the prior written consent of the Acquiror.  The Acquiror may assign this Agreement to any affiliate of the Acquiror without the consent of the Seller; provided, however, that the appropriate permission has been given by those governmental entities, if any, whose permission may be required with respect to such assignment.

(i)	Time. Time is of the essence.

(j)	Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

SELLER:

Terra Mining Corporation
a British Columbia corporation

By: /s/ Greg Schifrin
             Greg Schifrin, President

ACQUIROR:

WestMountain Index Advisor, Inc.
a Colorado corporation

By: /s/  Brian Klemsz
             Brian L. Klemsz, President